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                                                              Exhibit 23.5

              Consent of Independent Certified Public Accountants
              ---------------------------------------------------

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of ELECTRONIC SYSTEMS OF RICHMOND, INC. dated January 27, 1998, in the Amended Registration Statement on Form S-4 (No. 333-78093), and related prospectus of Global Imaging Systems, Inc. 1998 for the registration of $100,000,000 aggregate principal amount of 10-3/4% senior subordinated notes due 2007.

                               /s/ EDMONDSON, LEDBETTER & BALLARD, L.L.P.

Norfolk, Virginia

July 23, 1999